Exhibit 10.43

SECOND AMENDMENT TO
PURCHASE AND SALE CONTRACT

            THIS SECOND AMENDMENT TO PURCHASE AND SALE CONTRACT (this "Second Amendment") is made and entered into this 29th day of March, 2010 (the "Second Amendment Date"), by and among ANGELES INCOME PROPERTIES, LTD. 6, a California limited partnership, having an address at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 ("Seller") and HOMESTEAD ON LAKE LANSING, LLC, a Michigan limited liability company, having a principal address at 1575 Watertower Place, East Lansing, Michigan 48823 ("Purchaser").

RECITALS:

            WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Contract dated October 26, 2009, as reinstated and amended by that certain Reinstatement and First Amendment to Purchase and Sale Contract dated February 3, 2010 (as amended, the "Contract"), for certain real property situated in the County of Ingham, State of Michigan, commonly known as Homestead Apartments, and more specifically described in the Contract (the "Property"); and

            WHEREAS, Seller and Purchaser desire to ratify the Contract and amend the Contract on the terms and conditions set forth below.

AGREEMENT:

            NOW, THEREFORE, in consideration of the mutual covenants set forth in the Contract and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree to amend the Contract as follows:

1.                  Closing Proration.  Seller and Purchaser agree that Seller shall be entitled to a credit at Closing in an amount equal to Six Thousand Dollars and 00/100 ($6,000.00) for certain work at the Property required by Purchaser's Senior Financing Lender, which credit shall be evidenced in the Proration Schedule.

2.                  General Provisions.  The following provisions shall apply with respect to this Second Amendment:

(a)                Except as modified herein, the Contract is in full force and effect and is hereby ratified by Purchaser and Seller.

(b)               Capitalized terms used, but not otherwise defined, herein shall have the same meaning as ascribed to such terms in the Contract.

(c)                In the event of any conflict between the Contract and this Second Amendment, the terms and conditions of this Second Amendment shall control.

(d)               This Second Amendment may be executed in counterparts, each of which (or any combination of which) when signed by all of the parties shall be deemed an original, but all of which when taken together shall constitute one agreement.  Executed copies hereof may be delivered by telecopier or electronic mail and upon receipt shall be deemed originals and binding upon the parties hereto, and actual originals shall be promptly delivered thereafter.

            NOW, THEREFORE, the parties hereto have executed this Second Amendment as of the Second Amendment Date.

SELLER:

ANGELES INCOME PROPERTIES, LTD. 6,

a California limited partnership

By:       ANGELES REALTY CORPORATION II,

            a California corporation,

            its general partner

            By:       /s/John Spiegleman

            Name:  John Spiegleman

            Title:     Senior Vice President

PURCHASER:

HOMESTEAD ON LAKE LANSING, LLC,

a Michigan limited liability company

By: /s/James F. Anderton, IV

Name:  James F. Anderton, IV

Title:     Managing Member, Maplegrove Property Management, LLC

                                                                        Manager of Homestead on Lake Lansing, LLC